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                                   Ex. 10.15

                              MANAGEMENT AGREEMENT

        TTR AGREEMENT, made this 1st day of October, 1997 by and between ULTIMUS LTD., an Israeli company ("Ultimus") and TTR TECHNOLOGIES LTD., an Israeli company with offices at 2 Hanagar Street, Kfar Saba 44425, Israel ("TTR").

                              W I T N E S S E T H

        WHEREAS, Ultimus is engaged in the business of smart-card based advanced electronic based consumer retail payment systems;

        WHEREAS, TTR is enganged in the business of software protection;

        WHEREAS, Ultimus desires that TTR manage, or provide for the management of Ultimus's affairs, and TTR is willing, in the terms and conditions set forth herein, to provide to Ultimus such TTR services.

NOW, THEREFORE, the parties hereto agree as follows:

1. Management of Daily Affairs. So long as this Agreement is in effect, TTR shall provide for the management of the day-to-day affairs of Ultimus, in accordance with the instructions from time to time of the Board of Directors of Ultimus ("TTR Services"). Without limiting the generality of the foregoing, the TTR Services shall include, but not be limited to,

        (i)    opening and managing a bank account(s) for the Company

        (ii) overseeing administration of and providing Company's offices, equipment and manpower;

        (iii)  overseeing administration of Company's research and development;

        (iv) coordinating and overseeing administration of any professionals, consultants or agents hired or retained by the Company;

        (v) coordinating and overseeing the marketing and distribution of the Company's products and its future business developments;

2. Except as otherwise provided for in this Agreement, TTR shall exercise its powers in relation to the Company so as to ensure that:

(a) the Company carries on its affairs in a proper and efficient manner and for its own benefit;

(b)     the Company transacts all its business on a arms length basis;

(c) the Company shall not enter into any agreement or arrangement restricting its competitive freedom;









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(d)     all business of the Company, other than routine day to day business, shall be undertaken and transacted as instructed by the Directors;

(e) keep the Directors fully informed as to all material developments regarding its financial and business affairs;

(f) deliver to the Directors as promptly as practical financial or other information as requested;

2.      Compensation

2.1 For services rendered hereunder, TTR shall be entitled to such management fee in monthly amounts as shall be agreed upon from time to time by the Parties which shall not exceed more than $100,000 per year plus VAT.

2.2 The Company shall reimburse TTR for all actual costs and expenses incurred by TTR in rendering the TTR Services hereunder in accordance with its general corporate policy in this matter.

2.3 Payment of TTR fees and reimbursable costs and expenses shall be made only against delivery by TTR to the Company of requisite tax receipts or other appropriate documentation thereof.

2.4 Translations to Israeli currency shall be calculated on the basis of the representative rate of exchange published by a daily newspaper in Israel on the date of payment.

3.      Term and Termination

        3.1 This Agreement shall become effective on the date that it is signed by both parties hereto and, unless terminated as provided below, shall continue in full force and effect for a period of two (2) years from date of such signature (the "Initial Term") and shall automatically be renewed for additional one (1) year terms unless either part terminates this Agreement upon sixty (60) days written notice prior to the end of any term or in accordance with sections
3.2 or 3.3 below.

        3.2 Either Party shall be entitled to terminate this Agreement forthwith, by written notice, should the other party fail to comply with its obligations in this Agreement and does not remedy such non-compliance within sixty (60) days after receipt of notice from the other party that it intends to terminate this Agreement if such failure is not corrected.

        3.3 Either party may terminate this Agreement forthwith, by notice, if the other party is declared insolvent or bankrupt, or makes an assignment for the benefit of creditors, or shall have a receiver or trustee appointed for its business or property or is dissolved or liquidated or otherwise ceases business, and such declaration or execution, or appointment is not canceled within forty five (45) days.








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5       Proprietary Information

5.1 TTR acknowledges and agrees that the Company possesses and will continue to possess information and technology that has been created discovered or developed, or has otherwise become known to the Company in the field of smart card technology, including without limitation, information and technology which has been assigned or otherwise conveyed to the Company, which information or technology has commercial value in the business in which the Company is engaged. Such information, whether documentary, oral or computer generated, shall be deemed to be and is referred to as "proprietary information", which, by way of illustration but not limitation, shall include trade secrets, processes, formulae, data and knowhow, improvements, inventions, techniques, products (actual or planned), marketing plans, strategies, forecasts and customer lists.

5.1 Proprietary information shall be deemed to include any and all proprietary information disclosed by or on behalf of the Company, irrespective of form but excluding information that (i) shall have become a part of the public knowledge except as a result of the breach of this Agreement by TTR; (ii) shall have been received by TTR form a third party having no obligation to the Company; (iii) reflects general skills and experience gained during TTR's engagement by the Company; or (iv) reflects data and information generally known within the industries or trades in which the Company competes.

5.3 TTR agrees that all proprietary information, patents and other rights in connection therewith shall be the sole property of the Company and its assigns. At all times, both during the engagement by the Company and after its termination, TTR will keep in confidence and trust all proprietary information, and TTR will not use or disclose any proprietary information or anything relating to it without the written consent of the Company except as may be necessary in the ordinary course or performing TTR's duties as Manager to the Company.

5.4 TTR agrees to assume full responsibility for the proprietary information disclosed to it and to take appropriate measures with any persons acting on its behalf to ensure that such persons are bound by a like covenant of secrecy.

5.5 TTR's undertakings under this section shall remain in full force and effect for two (2) years following the termination of this agreement or any renewal thereof.

6. Warranty

TTR represents and warrants that on the date hereof it free to be engaged by the Company upon the terms contained in this Agreement and that there are no agreements or arrangements restricting full performance of TTR's duties hereunder.









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7. Indemnity

The Company shall indemnify and hold TTR, its employees, agents, parent company and subsidiaries harmless from all loss, damage and/or expenses (including attorney's fees) arising out of any claims by third parties that arise as a result of TTR carrying out its duties under this Agreement. TTR shall promptly notify the Company in writing of such claim. TTR shall be entitled to participate in the defense at its own cost in cooperation with the Company. The Company shall vigorously defend against any such claim. The foregoing obligation will not cover any claim solely resulting from an act or omission amounting to gross negligence or criminal fraud, as determined by a court of law, by TTR.

8. Release

The Company does hereby fully and finally release, TTR, its oficers, directors, employees, agents, counsellors, parent company and subsidiaries of any and all claims, liabilities, demands, causes of action, koown or unknown, suspected or unsuspected, of every kind and nature whatsoever, which now or hereafter may exist, with respect to TTR's obligations under this Agreement, except for those relating to claims, liabilities, demands and causes of action resulting from gross negligence or criminal fraud, as determined by a court of law, by TTR.

9. Force Majeure

        9.1 No liability shall result to any Party due to a delay in performance caused by circumstances beyond the reasonable control of the Party affected, including, but not limited to acts of God, flood, war, terrorism, embargo, accident, and governmental laws, or request, or any ruling of a court or tribunal;

        9.2 Each Party affected by an event of force majeure shall (a) promptly notify the other Party hereto of the expected duration thereof, and its anticipated effect on the Party effected in terms of the performance required hereunder; and (b) make reasonable efforts to remedy any such event of force majeure. Performance that is delayed by any event of force majeure shall be extended for such time as the event shall continue.

10. Miscellaneous

10.1  Severability:

Any term or provision of this Agreement which is found by a court, tribunal or arbitration panel to be invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or enforceability of any of the other terms or provisions of this Agreement. In the event that any term or provision of this Agreement is found to be unenforceable or ineffective, then the reviewing court, tribunal or arbitration panel may modify such term or provision to the extent necessary to render it enforceable and the parties agree to be bound by and perform this Agreement as modified.

10.2  Entire Agreement:









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This Agreement contains the full and complete understanding between the Parties and supersedes all prior understandings, whether written or oral, pertaining to the subject matter hereof (including the Memorandum of Understanding dated November 4, 1996 which the parties agree shall not be referred to in any subsequent dispute). The Parties expressly acknowledge that any representation, promise or inducement by any Party to any other Party that is not embodied in this Agreement is not part of this Agreement; and they agree that no party shall be bound or liable for any such alleged representation, promise, or inducement not set forth herein.

10.3  Assignment:

Except as otherwise provided in this Agreement the rights and obligations of TTR shall not be assignable without the prior written consent of the Company provided, however that TTR shall be entitled to assign this Agreement to its parent company or a corporation in which it owns not less than 51% of the total issued and outstanding voting shares, upon notice to the Company.

10.4  Amendments and Waivers

This Agreement cannot be amended, modified or altered except by written instrument signed by the Parties hereto. In the event that any Party seeks a waiver of any part or portion of this Agreement, such waiver must be by written instrument signed by the Party waiving compliance. The failure of any Party at any time to require performance of any Provision in this Agreement shall in no manner affect its right at a later time to enforce the same. And, no waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise in any or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach or a waiver of the breach of any other term or covenant contained in this Agreement.

10.5  Notices

Unless otherwise provided, any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery to the other party to be notified or five (5) business days after deposit in the mail by prepaid registered mail or facsimile transmission (with dispatch and receipt confirmed) and addressed to the party to be notified at the address set forth in Preamble above or at such other address as such party may designate by written notice to the other party from time to time.

10.6  Headings

The headings herein are for reference only and shall not affect the construction of this Agreement.

10.7  Successors & Assigns

The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.









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10.8  Counterparts & Execution

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Execution of this Agreement shall be valid if served on the other party by facsimile and such other party confirms in writing receipt and acceptance of service.

10.9  Governing Law; Forum

This Agreement, its validity, construction and effect shall be governed by and construed under the laws of the State of Israel. The appropriate court sitting in Tel Aviv-Jaffa shall have sole and exclusive jurisdiction and the parties hereby consent to such jurisdiction.


IN WITNESS WHEREOF, the parties have caused this Agreement to be duly signed on the date stated above.

Ultimus Ltd.                            TTR Technologies Ltd.

__________________                      ___________________


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